Exhibit 99.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Minnesota Life Insurance Company:

We consent to the use of our report dated March 26, 2021, on the financial statements of the sub-accounts that comprise Variable Annuity Account of Minnesota Life Insurance Company as of December 31, 2020, incorporated by reference herein and to the reference to our firm under the heading “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in Part B of the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

April 26, 2021

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Minnesota Life Insurance Company:

We consent to the use of our report dated April 1, 2021, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company (the Company) incorporated by reference herein and to the reference to our firm under the heading “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in Part B of the Registration Statement.

Our report relating to the Company’s financial statements, dated April 1, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

/s/ KPMG LLP

Minneapolis, Minnesota

April 26, 2021